Exhibit 32.1

WRITTEN STATEMENT OF MICHAEL S. GILLILAND

On this day, Sabre Holdings Corporation (the “Company”) filed with the Securities and Exchange Commission a Quarterly Report on Form 10-Q for the period ending March 31, 2005 (the “Report”).

This written statement accompanied the Report.

I, Michael S. Gilliland, the Chief Executive Officer of the Company, hereby certify that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MICHAEL S. GILLILAND
Michael S. Gilliland
President and Chief Executive Officer
May 6, 2005